Exhibit 4.3

Certain identified confidential information has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

Execution Version

AMENDED AND RESTATED WARRANT AGENT AGREEMENT

This Amended and Restated Warrant Agent Agreement (this “Warrant Agreement”), dated as of October 1, 2026 (the “Effective Date”), is by and among Nakamoto Inc., a Delaware corporation formerly known as Kindly MD, Inc. (the “Company”), and Odyssey Transfer and Trust Company, a Minnesota corporation (“Odyssey”). The Warrants were originally issued on June 3, 2024 (the “Issuance Date”).

WHEREAS, pursuant to the terms of that certain Underwriting Agreement, dated May 31, 2024, by and among the Company and WallachBeth Capital, LLC, as representative of the underwriters set forth therein, the Company engaged in an initial public offering of up to 1,240,910 units (each, a “Unit,” collectively, the “Units”), each Unit consisting of: (i) one share (the “Shares”) of common stock, par value of $0.001 per share (the “Common Stock”), of the Company; (ii) one five-year tradeable warrant (each, a “Tradeable Warrant”) to purchase one share of Common Stock (“Tradeable Warrant Shares”) at an original exercise price of $6.33 per share; and (iii) one five-year non-tradeable warrant (a “Non-tradeable Warrant”, together with each Tradeable Warrant, the “Warrants”) to purchase one-half of one share of Common Stock (“Non-tradeable Warrant Shares”, together with the Tradeable Warrant Shares, the “Warrant Shares”) at an original exercise price of $6.33 per share, which included Shares and Warrants issuable pursuant to the underwriters’ over-allotment option and the warrant;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-274606) (the “Form S-1”), registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of the Units, Shares, Warrants, and the Warrant Shares, and the Form S-1 was declared effective on May 13, 2024;

WHEREAS, the Company has filed with the Commission a Registration Statement on Form S-3 (File No. 333-294958) (as the same may be amended from time to time, the “Form S-3”), for the registration under the Securities Act of the Warrant Shares, and the Form S-3 was declared effective on April 24, 2026;

WHEREAS, the Company and VStock Transfer, LLC, a California limited liability company (“VStock”) entered into that certain Warrant Agent Agreement, dated as of the Issuance Date, as amended by that certain First Addendum to Warrant Agent Agreement, dated May 6, 2025, as amended further by that certain Second Addendum to Warrant Agent Agreement of even date herewith (as so amended, the “Original Agreement”), pursuant to which VStock was removed as warrant agent under the Original Agreement effective as of the Effective Date;

WHEREAS, since the effective date of the Original Agreement, the Company has undergone certain corporate changes including: (i) changing its name from Kindly MD, Inc. to Nakamoto Inc.; (ii) converting into a corporation incorporated under the laws of the State of Delaware; and (iii) effecting a reverse stock split of the Common Stock at a ratio of 1-for-40 effective May 22, 2026 (the “Reverse Stock Split”);

WHEREAS, in connection with the Reverse Stock Split, on May 22, 2026 the Company gave notice pursuant to the Original Agreement that to receive one (1) Warrant Share, a Holder was required to exercise (i) no less than 40 Tradeable Warrants or (ii) no less than 80 Non-tradeable Warrants, as applicable;

WHEREAS, pursuant to Section 7.14.1 of the Original Agreement, the Company desires to appoint Odyssey as warrant agent (the “Warrant Agent”) effective as of the Effective Date, and Odyssey has agreed to accept such appointment;

WHEREAS, Section 7.12(c) of the Original Agreement permits the Company and the then acting Warrant Agent to amend or supplement the Original Agreement without the consent of any Holder (as defined in Section 2.2.3) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein, or adding or changing any other provisions with respect to matters or questions arising under the Original Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders, and each of the parties has determined that the amendments effected by this Warrant Agreement are necessary or desirable and has determined, in good faith, that such amendments do not adversely affect the interest of the Holders;

WHEREAS the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agreement in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the Holders of the Warrants;

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement; and

WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety as set forth in this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent; Succession.

1.1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

1.2. Amendment and Restatement of the Original Agreement. Effective as of the Effective Date, the Original Agreement is amended and restated in its entirety by this Warrant Agreement, and this Warrant Agreement supersedes the Original Agreement in its entirety. This Warrant Agreement is not a novation. All rights, liabilities and obligations of any party that accrued under the Original Agreement prior to the Effective Date survive and are not released, discharged or impaired by this Warrant Agreement. The Warrants issued under the Original Agreement remain outstanding and, from and after the Effective Date, are governed by this Warrant Agreement. Nothing in this Warrant Agreement changes the Exercise Price (as defined in Section 3.1), the number of Warrant Shares issuable upon exercise of the Warrants, the Expiration Date or any other economic term of any Warrant.

1.3. Appointment of Successor Warrant Agent. Effective as of the Effective Date, the Company hereby appoints Odyssey to act as Warrant Agent under this Warrant Agreement. Odyssey hereby accepts such appointment and agrees to perform the duties and responsibilities of the Warrant Agent in accordance with the terms and conditions set forth in this Warrant Agreement; provided, however, that Odyssey shall not assume any liabilities or obligations of VStock or any other predecessor Warrant Agent arising prior to the Effective Date.

1.4. Deemed References. From and after the Effective Date, each reference to the “Warrant Agent” in this Warrant Agreement, the Warrants and each exhibit, certificate, form and other document delivered under or in connection with the Original Agreement or this Warrant Agreement is deemed to refer to Odyssey rather than to VStock. This Section 1.4 does not apply to a provision that expressly refers to VStock, to a predecessor Warrant Agent or to the period prior to the Effective Date. From and after the Effective Date, each reference to Kindly MD, Inc. in the outstanding Warrants and in each exhibit, certificate, exercise form and other document delivered under or in connection with the Original Agreement or this Warrant Agreement is deemed to refer to Nakamoto Inc., except where the reference identifies the Company under its former name for historical purposes.

1.5. Transfer Agent and Registrar Services. This Warrant Agreement appoints Odyssey solely as Warrant Agent with respect to the Warrants. The appointment of Odyssey as Transfer Agent, and its duties in that capacity, are governed by separate transfer agency documentation between the Company and Odyssey and not by this Warrant Agreement. Nothing in this Warrant Agreement appoints the Warrant Agent as Transfer Agent or creates any duty of the Warrant Agent other than the duties expressly set forth in this Warrant Agreement.

1.6. Warrant Agreement Exhibits. Exhibits A and B attached to this Warrant Agreement set forth the form of Warrant for any Global Certificate or Definitive Certificate issued on or after the Effective Date. Nothing in this Warrant Agreement or in Exhibit A or Exhibit B amends, modifies or waives any term of a Warrant outstanding as of the Effective Date, and to the extent the form differs from the terms of an outstanding Warrant, the outstanding Warrant governs unless and until amended in accordance with Section 5(l) thereof. This Section 1.8 does not limit the effect of Section 1.4, of Section 7.14.1 of the Original Agreement, or of any adjustment made under Section 4.

2. Warrants.

2.1. Form of Warrants. The Tradeable Warrants shall be registered securities and shall be evidenced by a global certificate (“Tradeable Global Certificate”) in the form of Exhibit A to this Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Tradeable Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Tradeable Warrants are not eligible for, or it is no longer necessary to have the Tradeable Warrants available in, book-entry form, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation of the Tradeable Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates evidencing the Tradeable Warrants (“Tradeable Definitive Certificates”) registered as requested through the DTC system. The Non-tradeable Warrants will be registered securities and will be evidenced by a global certificate (“Non-tradeable Global Certificate”, together with the Tradeable Global Certificate, the “Global Certificates” and each, a “Global Certificate”) in the form of Exhibit B to this Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for DTC and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Non-tradeable Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Non-tradeable Warrants are not eligible for, or it is no longer necessary to have the Non-tradeable Warrants available in, book-entry form, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation of the Non-tradeable Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates evidencing the Non-tradeable Warrants (“Non-tradeable Definitive Certificates”, together with the Tradeable Definitive Certificates, the “Warrant Certificates”) registered as requested through the DTC system. As of the Effective Date, all outstanding Warrants are held in book-entry form through DTC and are evidenced by the Global Certificates. No Warrant is certificated and no Warrant Certificate is outstanding.

2.2. Issuance and Registration of Warrants.

2.2.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Any Person in whose name ownership of a beneficial interest in the Warrants evidenced by a Global Certificate is recorded in the records maintained by DTC or its nominee shall be deemed the “beneficial owner” thereof, provided that all such beneficial interests shall be held through a Participant (as defined below), which shall be the registered Holder of such Warrants.

2.2.2. Issuance of Warrants. The parties acknowledge that, upon the initial issuance of the Tradeable Warrants and the Non-tradeable Warrants, the Tradeable Global Certificate and the Non-tradeable Global Certificate were issued and the Tradeable Warrants and the Non-tradeable Warrants were delivered in the DTC book-entry settlement system in accordance with written instructions delivered by the Company to VStock. Ownership of security entitlements in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by DTC and by institutions that have accounts with DTC (each, a “Participant”).

2.2.3. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name that Warrant shall be registered on the Warrant Register (the “Holder”) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a Holder of a beneficial interest in any Tradeable Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificates shall be exercised by the Holder or a Participant through (i) in the case of a Tradeable Warrant, the DTC system, or (ii) in the case of a Non-tradeable Warrant, the Warrant Agent’s system, except to the extent set forth herein or in the Global Certificates.

2.2.4. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the Person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such Person was not such an Authorized Officer.

2.2.5. Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee. Thereupon, the Warrant Agent shall countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

2.2.6. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

2.2.7. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any Person, including the Participants and beneficial holders that may own interests through the Participants in the case of Tradeable Warrants, to take any action that a Holder is entitled to take under this Warrant Agreement or the Warrants; provided, however, that at all times that Tradeable Warrants are evidenced by a Tradeable Global Certificate, exercise of those Tradeable Warrants shall be effected on their behalf by Participants through DTC in accordance the procedures administered by DTC.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of Shares of Common Stock stated therein, at the Exercise Price then in effect. The exercise price of each Tradeable Warrant and each Non-tradeable Warrant at the time of original issuance was $6.33 per whole Share. That original price and the number of Warrant Shares issuable upon exercise have since been adjusted under Section 4, in connection with the Reverse Stock Split. As so adjusted, and effective as of the close of business on May 22, 2026, the Exercise Price is $253.20 per whole Warrant Share, no less than 40 Tradeable Warrants exercised entitle the Holder to one whole Warrant Share, and no less than 80 Non-tradeable Warrants exercised entitle the Holder to one whole Warrant Share, in each case as provided in Section 3.3.4. The amount payable upon exercise of a Warrant is the Exercise Price then in effect after all adjustments made under Section 4. The term “Exercise Price” as used in this Warrant Agreement refers to the price per Warrant Share at which such Warrant Share may be purchased at the time a Warrant is exercised.

3.2. Duration of Warrants. Warrants may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 11:59 P.M., New York City Time (the “close of business”) on the fifth anniversary of the Issuance Date, June 3, 2029 (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3. Exercise of Warrants.

3.3.1. Exercise and Payment.

(a) Subject to the provisions of this Warrant Agreement, a Holder (or a Participant or a designee of a Participant acting on behalf of a Holder) may exercise Warrants by delivering to the Warrant Agent, not later than 5:00 P.M., New York City Time, on any Business Day during the Exercise Period an election to purchase the Warrant Shares underlying the Warrants to be exercised (i) in the form of notice of exercise included in the form of Warrant held by such Holder, , or (ii) in the case of a Tradeable Warrant, via an electronic warrant exercise through the DTC system (each, an “Election to Purchase”). No later than one (1) Trading Day following delivery of an Election to Purchase, the Holder (or a Participant acting on behalf of a Holder in accordance with DTC procedures) shall: (i) (A) surrender the Warrant Certificate evidencing the Warrants to the Warrant Agent at its office designated for such purpose or (B) deliver the Warrants to an account of the Warrant Agent at DTC designated for such purpose in writing by the Warrant Agent to DTC from time to time, and (ii) unless the cashless exercise procedure specified in Section 3.3.7(b) through Section 3.3.7(d) below is permitted and specified in the applicable Election to Purchase, deliver to the Company the aggregate exercise price payable for the Warrant Shares to be purchased upon such exercise, determined by multiplying the Exercise Price then in effect per whole Warrant Share by the number of whole Warrant Shares to be purchased upon exercise of the Warrants submitted, determined in accordance with Section 3.3.4, in lawful money of the United States of America in cash, by certified or official bank check payable to the Company or bank wire transfer in immediately available funds in accordance with the instructions set forth on Exhibit C hereto.

(b) No ink-original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender the Warrants to the Company until the Holder has purchased all of the Warrant Shares available thereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender such Warrant to the Company for cancellation within three (3) Trading Days of the date the final Election to Purchase is delivered to the Company. Partial exercises of a Warrant resulting in purchases of a portion of the total number of Warrant Shares available thereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Election to Purchase within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of a Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face thereof.

(c) Any Person so designated by the Holder (or a Participant or designee of a Participant on behalf of a Holder) to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the time that an appropriately completed and duly signed Election to Purchase has been delivered to the Warrant Agent, provided that the Holder (or Participant on behalf of the Holder) makes delivery of the deliverables referenced in the immediately preceding sentence by the date that is one (1) Trading Day after the delivery of the Election to Purchase. If the Holder (or Participant on behalf of the Holder) fails to make delivery of such deliverables on or prior to the Trading Day following delivery of the Election to Purchase, such Election to Purchase shall be void ab initio.

(d) If any of (i) the Warrants, (ii) the Election to Purchase, or (iii) the Exercise Price therefor, is received by the Warrant Agent on any date after 5:00 P.M., New York City Time, or on a date that is not a Trading Day, the Warrants with respect thereto will be deemed to have been received and exercised on the Trading Day next succeeding such date. “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial Banks in New York City are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day. The “Exercise Date” will be the date on which the materials in the foregoing sentence are received by the Warrant Agent (if by 5:00 P.M., New York City time), or the following Trading Day (if after 5:00 P.M., New York City time), regardless of any earlier date written on the materials. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Company will be returned to the Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on any funds deposited with the Company in respect of an exercise or attempted exercise of Warrants.

(e) If less than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split up the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Warrants that were not exercised.

(f) Notwithstanding the foregoing in this Section 3.3.1, a Holder whose interest in a Warrant is a beneficial interest in certificate(s) representing such Warrant held in registered form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 3.3.1 by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant Certificate pursuant to the terms of this Warrant Agreement, in which case this sentence shall not apply. Upon giving irrevocable instructions to its Participant to exercise Warrants, solely for purposes of Regulation SHO, the Holder whose interest in the Warrant is a beneficial interest shall be deemed to have exercised such Warrant, regardless of when the applicable Warrant Shares are delivered to such Holder.

3.3.2. Issuance of Warrant Shares.

(a) The Warrant Agent shall, by 11:00 a.m., New York City time, on the Trading Day following the Exercise Date of any Warrant, advise the Company and the Transfer Agent in respect of (i) the number of Warrants exercised and the number of Warrant Shares indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrants, determined in accordance with Section 3.3.4, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise, and (iii) such other information as the Company or the Transfer Agent shall reasonably request.

(b) The Company shall, by no later than 5:00 P.M., New York City Time, on the second Trading Day following the Exercise Date of any Tradeable Warrant and the clearance of the funds in payment of the Exercise Price (such date and time, the “Delivery Time”), cause its registrar to electronically transmit the Warrant Shares issuable upon that exercise to DTC by crediting the account of DTC or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system.

3.3.3. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

3.3.4. No Fractional Exercise. No fractional Warrant Shares will be issued upon the exercise of a Warrant. If, by reason of an adjustment made pursuant to Section 4 after the Effective Date, a Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the next whole share.

3.3.5. No Transfer Taxes. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached to the Warrant duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Election to Purchase and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

3.3.6. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the Exercise Date, except that, if the Exercise Date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

3.3.7. Restrictive Legend Events; Cashless Exercise Under Certain Circumstances.

(a) The Company shall use its reasonable best efforts to maintain the effectiveness of the Form S-3, or any other registration statement it files with the Commission covering the offer and sale of the Warrant Shares (each, a “Registration Statement”) and the current status of the prospectus included therein or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Tradeable Warrants and the Tradeable Warrant Shares at any time that the Tradeable Warrants are exercisable. The Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Warrant Shares via DTC transfer or otherwise without restrictive legend because: (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iv) in the case of a Tradeable Warrant, the prospectus contained in the Registration Statement is not available for the issuance of the Tradeable Warrant Shares to the Holder, or (v) otherwise (each a “Restrictive Legend Event”). To the extent that the Warrants cannot be exercised as a result of a Restrictive Legend Event or a Restrictive Legend Event occurs after a Holder has exercised Warrants in accordance with the terms of the Warrants but prior to the delivery of the Warrant Shares, the Company shall, at the election of the Holder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, either (i) rescind the previously submitted Election to Purchase and return all consideration paid by registered Holder for such shares upon such rescission, or (ii) treat the attempted exercise as a cashless exercise as described in paragraph (b) below and refund the cash portion of the exercise price to the Holder. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares.

(b) If a Restrictive Legend Event has occurred, and is continuing as of the date of exercise of the Warrant, the Warrant shall only be exercisable on a cashless basis. Upon a “cashless exercise”, the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the Exercise Date if the Holder’s Election to Purchase is (1) both executed and delivered pursuant to Section 3.3.1(a) hereof on a day that is not a Trading Day, or (2) both executed and delivered pursuant to Section 3.3.1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Election to Purchase, or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Election to Purchase if such Election to Purchase is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 3.3.1(a) hereof, or (iii) the VWAP on the date of the applicable Election to Purchase if the date of such Election to Purchase is a Trading Day and such Election to Purchase is both executed and delivered pursuant to Section 3.3.1(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of the exercise of the Warrant, as adjusted as set forth herein; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(c) Notwithstanding anything to the contrary herein, a “cashless exercise” may occur after the earlier of (i) one Trading Day from the Initial Exercise Date of this Warrant or (ii) the time when $10.0 million of volume is traded in the Common Stock, if the VWAP of the Common Stock on any Trading Day on or after the Initial Exercise Date fails to exceed the Exercise Price in effect as of the Initial Exercise Date (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations and similar events). In such event, the aggregate number of Warrant Shares issuable in such cashless exercise pursuant to any given Election to Purchase electing to effect a cashless exercise shall equal the product of (x) the aggregate number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

(d) If Tradeable Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Tradeable Warrant Shares shall take on the registered characteristics of the Tradeable Warrants being exercised and the Company agrees not to take any position contrary thereto. Upon receipt of an Election to Purchase for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Election to Purchase to the Company to confirm the number of Warrant Shares issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this Section 3.3.7(d) to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Warrant Agreement.

3.3.8. Restrictive Legend of Non-tradeable Warrants. No registration is required for the offer and sale of the Non-tradeable Warrants by the Company to the Holders. The Non-tradeable Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Non-tradeable Warrants other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Non-tradeable Warrant under the Securities Act. Certificates evidencing the Non-tradeable Warrants shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Non-tradeable Warrants pursuant to Rule 144 (assuming cashless exercise of the Non-tradeable Warrants); (iii) if such Non-tradeable Warrants are eligible for sale under Rule 144 (assuming cashless exercise of the Non-tradeable Warrants); or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Warrant Agent or the Holder promptly if required by the Warrant Agent to effect the removal of the legend hereunder, or if requested by a Holder, respectively. If all or any portion of a Non-tradeable Warrant is exercised at a time when a legend is not required pursuant to clauses (i)-(iv) above, then such Non-tradeable Warrants shall be issued free of all legends.

3.3.9. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

3.3.10. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 3.3.2 above pursuant to an exercise on or before the Delivery Time, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

3.3.11. Beneficial Ownership Limitation. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of a Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Election to Purchase, the Holder (together with the Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock (a) which would be issuable upon exercise of the remaining, non-exercised Warrants beneficially owned by that Holder or any of its affiliates or Attribution Parties and (b) which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other securities or other instruments of the Company that, directly or indirectly, are convertible into, exercisable or exchangeable for, or otherwise entitle the holder thereof to acquire or receive, shares of Common Stock, whether immediately or upon the passage of time or the occurrence of any event) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3.3.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that neither the Warrant Agent nor the Company is representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder or beneficial owner is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.3.11 applies, the determination of whether a Warrant is exercisable and of which portion of the Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Election to Purchase shall be deemed to be the Holder’s determination of whether such Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and which portion of the Warrant is exercisable, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination and neither of them shall have any liability for any error made by the Holder or any other Person. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.3.11, in determining the number of outstanding shares of Common Stock, a Holder or other Person may rely on the number of outstanding shares of Common Stock as reflected in (a) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (b) a more recent public announcement by the Company or (c) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Election to Purchase from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Election to Purchase would otherwise cause the Holder’s beneficial ownership to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Election to Purchase (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of a Person that represents that it is or is acting on behalf of a Holder, the Company shall, within one (1) Trading Day, confirm orally or in writing or by e-mail to that Person the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 3.3.11 shall continue to apply. Any increase in the Beneficial Ownership Limitation, as specified in such notice, will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and any such increase or decrease will apply only to the Holder and its affiliates and Attribution Parties and not to any other holder of Warrants. The provisions of this Section 3.3.11 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3.11 to correct this subsection (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained. The limitations contained in this paragraph shall apply to a successor Holder of the Warrant.

4. Adjustments.

4.1. Adjustment upon Subdivisions or Combinations. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective. The Company shall promptly notify Warrant Agent of any such adjustment and give specific instructions to Warrant Agent with respect to any adjustments to the warrant register.

4.2. Adjustment for Other Distributions. In the event the Company shall fix a record date for the making of a dividend or distribution to all holders of Common Stock of any evidences of indebtedness or assets or subscription rights, options or warrants (excluding those referred to in Section 4.1 or other dividends paid out of retained earnings), then in each such case the Holder will, upon the exercise of Warrants, be entitled to receive, in addition to the number of Warrant Shares issuable thereupon, and without payment of any additional consideration therefor, the amount of such dividend or distribution, as applicable, which such Holder would have held on the date of such exercise had such Holder been the holder of record of such Warrant Shares as of the date on which holders of Common Stock became entitled to receive such dividend or distribution. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

4.3. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 3.3.11 on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which each Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.3.11 on the exercise of the Warrants). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable contemplated Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date (as defined in Section 7.6), (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 4.3 and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five Business Days of the Holder’s election (or, if later, on the date of consummation of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant Agreement in accordance with the provisions of this Section 4.3 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of the Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant Agreement and the Warrants referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant Agreement and the Warrants with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 4.3 regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

4.4. Other Events. If any event occurs of the type contemplated by the provisions of Section 4.1 or 4.2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, Adjustment Rights, phantom stock rights or other rights with equity features to all holders of Common Stock for no consideration), then the Company’s Board of Directors will, at its discretion and in good faith, make an adjustment in the Exercise Price and the number of Warrant Shares or designate such additional consideration to be deemed issuable upon exercise of a Warrant, so as to protect the rights of the registered Holder. No adjustment to the Exercise Price will be made pursuant to more than one sub-section of this Section 4 in connection with a single issuance.

4.5. Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of a Warrant, the Company shall give prompt written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 or 4.2, then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such Holder in the Warrant Register, as of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

5. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1. No Rights as Stockholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a Holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered Holder of Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

6.2. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7. Concerning the Warrant Agent and Other Matters.

7.1. Instructions to Warrant Agent. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Warrant Agreement, shall be confirmed in writing by the Company as soon as practicable and in any event within one business day. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 7.1.

7.2. Costs and Expenses.

7.2.1. Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Warrant Agreement, including, without limitation, the fees and expenses of the Warrant Agent’s counsel. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

7.2.2. All amounts owed by the Company to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 30 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

7.2.3. No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

7.3. Actions of Warrant Agent. As agent for the Company hereunder the Warrant Agent: (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (b) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (c) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (d) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (e) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (f) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (g) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (h) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (i) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Warrant Agreement; (j) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any Person; and (k) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

7.4. Limitation of Liability.

7.4.1. In the absence of gross negligence or willful misconduct on its part (which gross negligence or willful misconduct must be determined by a final, non-appealable court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

7.4.2. In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all Persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other Persons that may have an interest in the settlement.

7.5. Indemnification. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Warrant Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable court of competent jurisdiction).

7.6. Termination. Unless terminated earlier by the parties hereto, this Warrant Agreement shall terminate 90 days after the earlier of the Expiration Date and the date on which no Warrants remain outstanding (the “Termination Date”). On the Business Day following the Termination Date, the Warrant Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Warrant Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 7 shall survive the termination of this Warrant Agreement.

7.7. Severability. If any provision of this Warrant Agreement shall be held illegal, invalid, or unenforceable by any court, this Warrant Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among the parties to it to the full extent permitted by applicable law.

7.8. Company Representations. The Company represents and warrants that: (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (b) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation, bylaws or any similar organizational document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (c) this Warrant Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (d) the Warrants will comply in all material respects with all applicable requirements of law; and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

7.9. Inconsistencies with Registration Statement. In the event of inconsistency between this Warrant Agreement and the descriptions in the Registration Statement, as they may from time to time be amended, the terms of this Warrant Agreement shall control.

7.10. Authorized Representatives. Set forth in Exhibit D hereto is a list of the names and specimen signatures of the Persons authorized to act for the Company under this Warrant Agreement. The Company shall, from time to time, certify to the Warrant Agent the names and signatures of any other Persons authorized to act for the Company under this Warrant Agreement.

7.11. Notice. Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Warrant Agreement shall be in writing, shall be effective upon receipt and shall be addressed as follows:

if to the Company, to:

Nakamoto Inc.

300 10th Ave South

Nashville, TN 37203

Attention: General Counsel

Email: [***]

if to the Warrant Agent, to:

Odyssey Transfer and Trust Company

860 Blue Gentian Rd, Suite 320

Eagan, MN 55121

Attention: Client Services

Email: [***]

or to such other address of which a party hereto has notified the other parties.

7.12. Governing Law. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement.

7.13. Assignment. This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement.

7.14. Amendment. No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders. All other amendments and supplements shall require the vote or written consent of Holders of at least 67% of the then outstanding Warrants, provided that adjustments may be made to the Warrant terms and rights in accordance with Section 4 without the consent of the Holders.

7.15. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the Persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

7.16. Resignation of Warrant Agent.

7.16.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.16.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

7.16.3. Merger or Consolidation of Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Warrant Agreement, without any further act or deed.

8. Miscellaneous Provisions.

8.1. Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

8.2. Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such Holder to provide reasonable evidence of its interest in the Warrants.

8.3. Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.4. Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9. Certain Definitions. As used herein, the following terms shall have the following meanings:

9.1. “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance, sale or delivery (or deemed issuance, sale or delivery in accordance with Section 4) of Common Stock (other than rights of the type described in Section 4.2 and 4.3 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights) but excluding anti-dilution and other similar rights (including pursuant to Section 4.4 of this Warrant Agreement).

9.2. “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Sheets published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

9.3. “Initial Exercise Date” means the Issuance Date.

9.4. “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

9.5. “Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market in the United States on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 P.M., Eastern Standard Time).

9.6. “Trading Market” means NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

9.7. “Transfer Agent” means the transfer agent and registrar for the Common Stock appointed by the Company from time to time.

9.8. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amended and Restated Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

COMPANY

NAKAMOTO INC.

By:	/s/ Kyle Simon
Name:	Kyle Simon
Title:	General Counsel

WARRANT AGENT

ODYSSEY TRANSFER AND TRUST COMPANY

By:	/s/ Brad Kreager
Name:	Brad Kreager
Title:	Managing Director, Client Services

EXHIBIT A

FORM OF TRADEABLE COMMON STOCK PURCHASE WARRANT

(attached)

Execution Version

NAKAMOTO INC.

TRADEABLE COMMON STOCK PURCHASE WARRANT

Warrant Shares: [●]

THIS TRADEABLE COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after June 3, 2024 (the “Initial Exercise Date”) and on or prior to 11:59 P.M. (New York City time) on June 3, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Nakamoto Inc., a Delaware corporation formerly known as Kindly MD, Inc. (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply. This form of Warrant has been updated to reflect conforming changes resulting from the Company’s Amended and Restated Warrant Agent Agreement (the “Warrant Agency Agreement”), dated October 1, 2026 (the “Agreement Date”), by and among the Company, VStock Transfer, LLC, as predecessor warrant agent, and the Odyssey Transfer and Trust Company, a Minnesota corporation, and any successor warrant agent of the Company under the Warrant Agency Agreement (the “Warrant Agent”).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities or other instruments of the Company that, directly or indirectly, are convertible into, exercisable or exchangeable for, or otherwise entitle the holder thereof to acquire or receive, shares of Common Stock, whether immediately or upon the passage of time or the occurrence of any event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-294958), which the Commission declared effective on April 24, 2026, and any other registration statement that the Company files with the Commission covering the offer and sale of the Warrant Shares, as the same may be amended from time to time.

“Restrictive Legend Event” means the Company is unable to deliver the Warrant Shares via DTC transfer or otherwise without restrictive legend because: (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iv) the prospectus contained in the Registration Statement is not available for the issuance of the Warrant Shares to the Holder, or (v) otherwise.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means the transfer agent and registrar for the Common Stock appointed by the Company from time to time.

“Underwriting Agreement” means the underwriting agreement, dated as of May 31, 2024, among the Company and WallachBeth Capital, LLC as representative of the underwriters named therein, as amended, modified or supplemented from time to time in accordance with its terms.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agency Agreement” has the meaning set forth in the first paragraph.

“Warrant Agent” has the meaning set forth in the first paragraph.

“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company pursuant to the Registration Statement.

Section 2. Exercise.

a) Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the instruction form for exercise, in the form attached hereto as Exhibit A (“Notice of Exercise”), complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

b) Exercise Price. The exercise price per whole share of Common Stock under this Warrant is $253.20, subject to further adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If a Restrictive Legend Event has occurred, and is continuing as of the date of exercise of the Warrant, the Warrant shall only be exercisable on a cashless basis. Upon such a cashless exercise, the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto as Exhibit B (“Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Reserved.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock (or shares of common stock, as applicable) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five Business Days of the Holder’s election (or, if later, on the date of consummation of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with an Assignment Form duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Form, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers such Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. If this Warrant is not held in global form through DTC (or any successor depositary), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Warrant Agent shall register this Warrant, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against the Company or any of its directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 300 10th Ave South, Nashville, TN 37203, Attention: General Counsel, email address: [***], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of the beneficial owner of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depositary), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant shall govern and be controlling.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NAKAMOTO INC.

By:
Name:	Kyle Simon
Title:	General Counsel

Countersigned (required only for a new or replacement Global Certificate (as defined in the Warrant Agency Agreement) or a Definitive Certificate (as defined in the Warrant Agency Agreement) issued after the Agreement Date):

ODYSSEY TRANSFER AND TRUST COMPANY
as Warrant Agent

By:	_______________________________
Name:	Brad Kreager
Title:	Managing Director, Client Services

EXHIBIT A
NOTICE OF EXERCISE

To: Nakamoto Inc., c/o Odyssey Transfer and Trust Company, as Warrant Agent

Exercise processing address or electronic destination specified under the Warrant Agency Agreement: Odyssey Transfer and Trust Company, 860 Blue Gentian Rd. Suite 320, Eagan, MN 55121, Attention: Operations.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States; or

[ ]	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c).

(3) Please register and issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(5) Accredited Investor. If the Warrant is being exercised via cash exercise, the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B
ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, [       ] all of or [       ] ________ Warrants evidenced by the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

Address:
(Please Print)

Phone Number:

Email Address:

Dated:________________ ___, _______

Holder’s Signature: _______________________________________

Holder’s Address: _______________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B

FORM OF NON-TRADEABLE WARRANT TO PURCHASE COMMON STOCK

(attached)

Execution Version

NAKAMOTO INC.

NON-TRADEABLE WARRANT TO PURCHASE COMMON STOCK

Warrant Shares: [●]

THIS NON-TRADEABLE COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after June 3, 2024 (the “Initial Exercise Date”) and on or prior to 11:59 P.M. (New York City time) on June 3, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Nakamoto Inc., a Delaware corporation formerly known as Kindly MD, Inc. (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply. This form of Warrant has been updated to reflect conforming changes resulting from the Company’s Amended and Restated Warrant Agent Agreement (the “Warrant Agency Agreement”), dated October 1,2026 (the “Agreement Date”), by and among the Company, VStock Transfer, LLC, as predecessor warrant agent, and the Odyssey Transfer and Trust Company, a Minnesota corporation, and any successor warrant agent of the Company under the Warrant Agency Agreement (the “Warrant Agent”).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities or other instruments of the Company that, directly or indirectly, are convertible into, exercisable or exchangeable for, or otherwise entitle the holder thereof to acquire or receive, shares of Common Stock, whether immediately or upon the passage of time or the occurrence of any event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-294958), which the Commission declared effective on April 24, 2026, and any other registration statement that the Company files with the Commission covering the offer and sale of the Warrant Shares, as the same may be amended from time to time.

“Restrictive Legend Event” means the Company is unable to deliver the Warrant Shares via DTC transfer or otherwise without restrictive legend because: (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (iv) otherwise.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means the transfer agent and registrar for the Common Stock appointed by the Company from time to time.

“Underwriting Agreement” means the underwriting agreement, dated as of May 31, 2024, among the Company and WallachBeth Capital, LLC as representative of the underwriters named therein, as amended, modified or supplemented from time to time in accordance with its terms.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agency Agreement” has the meaning set forth in the first paragraph.

“Warrant Agent” has the meaning set forth in the first paragraph.

“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company pursuant to the Registration Statement.

Section 2. Exercise.

a) Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the instruction form for exercise, in the form attached hereto as Exhibit A (“Notice of Exercise”), complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

b) Exercise Price. The exercise price per whole share of Common Stock under this Warrant is $253.20, subject to further adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If a Restrictive Legend Event has occurred, and is continuing as of the date of exercise of the Warrant, the Warrant shall only be exercisable on a cashless basis. Upon such a cashless exercise, the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto as Exhibit B (“Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Reserved.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock (or shares of common stock, as applicable) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five Business Days of the Holder’s election (or, if later, on the date of consummation of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined in Section 4(c)), at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with an Assignment Form duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Form, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers such Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. If this Warrant is not held in global form through DTC (or any successor depositary), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Warrant Agent shall register this Warrant, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against the Company or any of its directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 300 10th Ave South, Nashville, TN 37203, Attention: General Counsel, email address: [***], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of the beneficial owner of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depositary), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant shall govern and be controlling.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NAKAMOTO INC.

By:
Name:	Kyle Simon
Title:	General Counsel

Countersigned (required only for a new or replacement Global Certificate (as defined in the Warrant Agency Agreement) or a Definitive Certificate (as defined in the Warrant Agency Agreement) issued after the Agreement Date):

ODYSSEY TRANSFER AND TRUST COMPANY
as Warrant Agent

By:
Name:	Brad Kreager
Title:	Managing Director, Client Services

EXHIBIT A

NOTICE OF EXERCISE

To: Nakamoto Inc., c/o Odyssey Transfer and Trust Company, as Warrant Agent

Exercise processing address or electronic destination specified under the Warrant Agency Agreement: Odyssey Transfer and Trust Company, 860 Blue Gentian Rd. Suite 320, Eagan, MN 55121, Attention: Operations.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States; or

[ ]	if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c).

(3) Please register and issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(5) Accredited Investor. If the Warrant is being exercised via cash exercise, the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B
ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, [   ] all of or [   ] ________ Non-tradeable Warrants evidenced by the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

Address:
(Please Print)

Phone Number:

Email Address:

Dated:________________ ___, _______

Holder’s Signature: _______________________________________

Holder’s Address: _______________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

WIRE INSTRUCTIONS

[***]

EXHIBIT D

AUTHORIZED REPRESENTATIVES

As contemplated under Section 7.10 of the Warrant Agreement, the following individuals are authorized to act for the Company under this Warrant Agreement:

Name	Title	Signature
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]